UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 21, 2009

MediaNet Group Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 W. Copans Road, Suite 710, Margate, Florida 33063

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (954) 974-5818

 Not Applicable

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Definitive Agreement

On December 21, 2009, the Company entered into a lease for premises at Boca Center, Boca Raton, Florida 33486. The lease commences on February 1, 2010, and terminates on January 31, 2020, with an option to renew for an additional five-year term. The leased premises are 10,476 square feet. During the initial term of the lease the rental is as follows:

The first six months of the lease rental is abated and the second six months is $25 per square foot. The lease term for the second year through the tenth years are as follows: second year, $25.75/sf; third year, $26.52/sf; fourth year, $27.32/sf; fifth year, $28.14/sf; sixth year, first three months abated; second six months, $28.98 /sf; seventh year, $29.85/sf; eighth year, $30.75/sf; ninth year, $31.67/sf, and tenth year, $32.62/sf. The furniture is included in the lease and becomes the property of the Company at the end of the lease term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.

Dated: December 28, 2009

By:	/s/ Kent Holmstoel Kent Holmstoel, Chief Operating Officer and Chairman of the Board of Directors